Exhibit 10.2
Executive Version
COUPANG, INC.
GLOBAL RSU AWARD GRANT NOTICE
(2021 EQUITY INCENTIVE PLAN)
Coupang, Inc. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2021 Equity Incentive Plan (the “Plan”) and the Global RSU Award Agreement, including any additional terms and conditions for your country set forth in the appendix thereto (the “Appendix” and, together with the Global RSU Award Agreement, the “Agreement”), all of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement, as applicable.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:

Vesting Schedule:    [________________________].
Notwithstanding the foregoing, except as otherwise set forth herein, vesting shall terminate upon the Participant’s termination of Continuous Service, as described in Section 7(m) of the Agreement.
If the Participant’s Continuous Service is terminated by the Company without Cause or by the Participant for Good Reason (as defined below), in either case within twelve (12) months following a Corporate Transaction, then fifty percent (50%) of the then-unvested portion of the RSU Award (or any award into which it was converted in connection with the Corporate Transaction) shall become fully vested.
“Good Reason” means the occurrence after a Corporate Transaction of any of the following events or conditions unless consented to by the Participant (and the Participant shall be deemed to have consented to any such event or condition unless the Participant provides written notice of the Participant’s non-acquiescence within 30 days of the effective time of such event or condition): (a) a change in the Participant’s responsibilities or duties which represents a material and substantial diminution in the Participant’s responsibilities or duties as in effect immediately preceding the consummation of a Corporate Transaction; (b) a reduction in the Participant’s base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Corporate Transaction or at any time thereafter; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the Participant’s by the same percentage amount shall not constitute such a salary reduction; or (c) requiring the Participant to be based at any place outside a 50-mile radius from the Participant’s job location or residence prior to the Corporate Transaction except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Transaction.

Issuance Schedule:     One share of Common Stock will be issued for each restricted stock unit which vests at the time set forth in Section 6 of the Agreement.
Participant Acknowledgements:     By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
•The RSU Award is governed by this Global RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “RSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•You have read and are familiar with the provisions of the Plan, the RSU Award Agreement and the Prospectus and have had the opportunity to obtain the advice of counsel prior to executing the RSU Award Agreement. In the event of any conflict between the provisions in the RSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control. You accept as binding, conclusive and final all decisions or interpretations of the Board or its applicable Committee upon any questions relating to the Plan or the RSU Award Agreement.
•The RSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award.
•You acknowledge and agree that unless otherwise required to comply with Applicable Law, the restricted stock units covered by the RSU Award will be subject to recoupment under any clawback policy that the Company adopts pursuant to Section 9(i) of the Plan.

(Signature page follows)

2

COUPANG, INC.		PARTICIPANT:

By:
	(Signature)		(Signature)
Title:		Date:
Date:

[Signature Page to Global RSU Award Grant Notice & Agreement (2021 Equity Incentive Plan) - Executive]

COUPANG, INC.
2021 EQUITY INCENTIVE PLAN
GLOBAL RSU AWARD AGREEMENT
As reflected by your Global RSU Award Grant Notice (“Grant Notice”), Coupang, Inc. (the “Company”) has granted you a RSU Award under its 2021 Equity Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”). The terms of your RSU Award as specified in this Global RSU Award Agreement for your RSU Award, including any additional terms and conditions for your country set forth in the appendix hereto (the “Appendix” and, together with the Global RSU Award Agreement, the “Agreement”) and the Grant Notice constitute your “RSU Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.
The general terms applicable to your RSU Award are as follows:
1.GOVERNING PLAN DOCUMENT. Your RSU Award is subject to all the provisions of the Plan. Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. Subject to Section 7(b)(vii) of the Plan, in the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.GRANT OF THE RSU AWARD. This RSU Award represents your right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 4 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.
3.FORFEITURE UPON TERMINATION OF CONTINUOUS SERVICE. Unless specifically provided otherwise in the RSU Award Agreement or other written agreement authorized by the Board or its applicable Committee between you and the Company or any of its subsidiaries or parents, as applicable, governing the terms of this RSU Award, if your Continuous Service ceases for any reason, the then-unvested Restricted Stock Units will thereupon be forfeited at no cost to the Company upon the date of such cessation and you will have no further rights to such Restricted Stock Units or the underlying shares of Common Stock.
4.RIGHTS AS A STOCKHOLDER . Neither you nor any person claiming under or through you will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock deliverable hereunder unless and until certificates representing such shares of Common Stock (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to you (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, you will have all the rights of a stockholder of the Company with respect to voting such shares of and receipt of dividends and distributions on such shares of Common Stock. For the avoidance of doubt, you shall receive no benefit or adjustment to your RSU Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your RSU Award after such shares have been delivered to you.

5.RESPONSIBILITY FOR TAXES.
(a)Regardless of any action taken by the Company or, if different, the Affiliate to which you provide Continuous Service (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items associated with the grant or vesting of the RSU Award or sale of the underlying Common Stock or other tax-related items related to your participation in the Plan and legally applicable or deemed applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this RSU Award, including, but not limited to, the grant or vesting of the RSU Award, the issuance of Common Stock pursuant to such vesting, the subsequent sale of shares of Common Stock, and the payment of any dividends on the shares; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU Award to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax Liability. As further provided in Section 8 of the Plan, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations with regard to the Tax Liability by one or a combination of the following methods: (i) causing you to pay any portion of the Tax Liability in cash or cash equivalent in a form acceptable to the Company and/or the Service Recipient; (ii) withholding from any compensation otherwise payable to you by the Company or the Service Recipient; (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award; provided, however, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of, as applicable, the Board, the Compensation Committee of the Board (the “Compensation Committee”), the Section 16 Equity Committee of the Board (the “Section 16 Equity Committee”), or another appropriate sub-committee of the Board; (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the shares of Common Stock to be delivered in connection with your Restricted Stock Units to satisfy the Tax Liability and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Liability directly to the Company or the Service Recipient; and/or (v) any other method determined by the Company to be in compliance with Applicable Law. Furthermore, you agree to pay or reimburse the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect or pay as a result of your participation in the Plan or that cannot be satisfied by the means previously described. In the event it is determined that the amount of the Tax Liability was greater than the amount withheld by the Company and/or the Service Recipient (as applicable), you agree to indemnify and hold the Company and/or the Service Recipient (as applicable) harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.

(c)The Company and/or the Service Recipient may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including maximum applicable rates in your jurisdiction(s); provided, however, that to the extent necessary to qualify for an exemption under Section 16(b) of the Exchange Act, if applicable, such higher withholding rate will be subject to the express prior approval of, as applicable, the Board, the Compensation Committee, the Section 16 Equity Committee, or another appropriate sub-committee of the Board. In the event of over-withholding, you may receive a refund of any over-withheld amount in cash from the Company or the Service Recipient (with no entitlement to the Common Stock equivalent), or if not refunded, you may seek a refund from the local tax authorities. In the event of under- withholding, you may be required to pay any Tax Liability directly to the applicable tax authority or to the Company and/or the Service Recipient. If the Tax Liability withholding obligation is satisfied by withholding shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested portion of the RSU Award, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying such Tax Liability.
(d)You acknowledge that the Company shall have no obligation to issue or deliver shares of Common Stock until you have fully satisfied any applicable Tax Liability, as determined by the Company. Unless any withholding obligation for the Tax Liability is satisfied, the Company shall have no obligation to issue or deliver to you any Common Stock in respect of the RSU Award.
(e)Depending on the country to whose laws you are subject, the Company or Service Recipient may report information on income subject to personal income tax in connection with the RSU Award, including, but not limited to, information needed to calculate such income, to the relevant tax authorities, and you agree that the Company or Service Recipient may provide such information to satisfy related requests and/or obligations. You also agree that the Company or Service Recipient has no obligation to respond on your behalf to any question, investigation, claim, or challenge against you from the tax authorities, which may arise from the filing of information. You should speak with your personal tax, legal, and/or financial advisors regarding the same.
6.ISSUANCE OR DELIVERY OF SHARES. Subject to Section 23 and except as otherwise provided for herein, within 70 days after the vesting date or vesting event, as applicable, as specified in the Grant Notice, the Company shall issue or deliver, subject to the conditions of this Agreement, the vested shares of Common Stock to you. Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 5. Prior to the issuance to you of the shares of Common Stock subject to the RSU Award, you shall have no direct or secured claim in any specific assets of the Company or in such shares of Common Stock, and will have the status of a general unsecured creditor of the Company. In no event will you be permitted, directly or indirectly, to specify the taxable year or date of settlement of any Restricted Stock Units.
7.NATURE OF GRANT. In accepting the RSU Award, you acknowledge, understand and agree that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the RSU Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;
(c)all decisions with respect to future RSU Awards or other grants, if any, will be at the sole discretion of the Company;
(d)the RSU Award and your participation in the Plan shall not create a right to employment or other service relationship with the Company;

(e)the RSU Award and your participation in the Plan shall not be interpreted as forming or amending an employment or service contract with the Company or the Service Recipient, and shall not interfere with the ability of the Company or the Service Recipient, as applicable, to terminate your Continuous Service (if any);
(f)the RSU Award and your participation in the Plan shall not entitle you to any privileges of ownership with respect to the shares of Common Stock subject to the RSU Award unless and until, and only to the extent, such shares become vested pursuant to the Grant Notice and you become a stockholder of record with respect to such shares;
(g)you are voluntarily participating in the Plan;
(h)the RSU Award and the shares of Common Stock subject to the RSU Award, and the income from and value of same, are not intended to replace any pension rights or compensation;
(i)the RSU Award and the shares of Common Stock subject to the RSU Award, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(j)unless otherwise agreed with the Company in writing, the RSU Award and the shares of Common Stock subject to the RSU Award, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate;
(k)the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;
(l)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU Award resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing service or the terms of your employment or other service agreement, if any);
(m)for purposes of the RSU Award, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing service or the terms of your employment or other service agreement, if any), and such date will not be extended by any notice period (e.g., your period of Continuous Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are providing service or the terms of your employment or other service agreement, if any); the Compensation Committee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your RSU Award (including whether you may still be considered to be providing services while on a leave of absence); and
(n)neither the Company nor the Service Recipient shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to you pursuant to the settlement of the RSU Award or the subsequent sale of any shares of Common Stock acquired upon settlement.
8.TRANSFERABILITY. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution.
9.CORPORATE TRANSACTION. Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

10.NO LIABILITY FOR TAXES. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to any Tax Liability arising from the RSU Award and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.
11.NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
12.NO GUARANTEE OF CONTINUED SERVICE. YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY YOUR CONTINUOUS SERVICE, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAWS IS AT THE WILL OF THE APPLICABLE SERVICE RECIPIENT AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RSU AWARD OR ACQUIRING SHARES HEREUNDER. YOU FURTHER ACKNOWLEDGE AND AGREES THAT THIS RSU AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUOUS SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE RIGHT OF ANY SERVICE RECIPIENT TO TERMINATE YOUR CONTINUOUS SERVICE, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.
13.GOVERNING LAW AND VENUE. The RSU Award and the provisions of this Agreement are governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflict of law principles that would result in any application of any law other than the law of the State of Delaware. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of the State of Delaware, and no other courts, where this grant is made and/or to be performed.
14.SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
15.COMPLIANCE WITH LAW. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares issuable upon settlement of the Restricted Stock Units prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, you agree that the Company shall have unilateral authority to amend the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Common Stock.

16.LANGUAGE. You acknowledge that you are proficient in the English language, or have consulted with an advisor who is proficient in the English language, so as to enable you to understand the provisions of this Agreement and the Plan. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
17.ELECTRONIC DELIVERY AND PARTICIPATION. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
18.APPENDIX. Notwithstanding any provisions in this Global RSU Award Agreement, the RSU Award shall be subject to any additional terms and conditions set forth in any Appendix for your country. Moreover, if you relocate to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
19.IMPOSITION OF OTHER REQUIREMENT. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSU and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
20.WAIVER. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other participant.
21.INSIDER TRADING/MARKET ABUSE. You acknowledge that, depending on your or your broker’s country or where the Company shares are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares (e.g., Restricted Stock Units) or rights linked to the value of shares (e.g., phantom awards, futures) during such times you are considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. You are responsible for complying with any restrictions and should speak to your personal advisor on this matter.
22.EXCHANGE CONTROL, FOREIGN ASSET/ACCOUNT AND/OR TAX REPORTING. Depending upon the country to which laws you are subject, you may have certain foreign asset/account and/or tax reporting requirements that may affect your ability to acquire or hold shares of Common Stock under the Plan or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside your country of residence. Your country may require that you report such accounts, assets or transactions to the applicable authorities in your country. You also may be required to repatriate cash received from participating in the Plan to your country within a certain period of time after receipt. You are responsible for knowledge of and compliance with any such regulations and should speak with your personal tax, legal and financial advisors regarding same.

23.SECTION 409A. This RSU Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly, and each payment hereunder shall be considered a separate payment. To the extent this Agreement provides for the Award to become vested and be settled your termination of employment, the applicable shares of Common Stock shall be transferred to you or your beneficiary upon your “separation from service,” within the meaning of Section 409A of the Code; provided that if you are a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the RSU Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Common Stock shall be transferred to you or your beneficiary upon the earlier to occur of (i) the day following the six-month anniversary of such separation from service and (ii) the date of your death. In no event will the Company, any Service Recipient or any Affiliate of the Company have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless you (or any other person) for any taxes, penalties and interest that may be imposed, or other costs that may be incurred, as a result of Section 409A of the Code.
24.OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.
25.QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable federal income tax consequences please see the Prospectus.

COUPANG, INC.
2021 EQUITY INCENTIVE PLAN
APPENDIX
TO
GLOBAL RSU AWARD AGREEMENT

TERMS AND CONDITIONS
This Appendix forms part of the Global RSU Award Agreement (the “Agreement”) and includes additional terms and conditions that govern the RSU Award granted to you under the Plan if you reside and/or work in one of the jurisdictions listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan, the Agreement, and/or the related Global RSU Award Grant Notice.
If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the RSU Award, the Company shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall be applicable to you.
NOTIFICATIONS
This Appendix may also include information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of January 2021. Such laws are often complex and change frequently. As a result, you should not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you vest in the Restricted Stock Units, acquire shares of Common Stock, or sell shares of Common Stock acquired under the Plan.
In addition, the information contained below is general in nature and may not apply to your particular situation. You should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the RSU Award, the notifications herein may not apply to you in the same manner.
Appendix-1

CHINA
TERMS AND CONDITIONS
The following provisions apply only to participants who are subject to exchange control restrictions imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:
Award Conditioned on Satisfaction of Regulatory Obligations. In addition to the vesting requirements set forth in the Grant Notice and the Agreement, settlement of the Restricted Stock Units is also conditioned on the Company’s completion of a registration of the Plan and the Restricted Stock Units with SAFE and on the continued effectiveness of such registration. If or to the extent the Company does not complete or maintain the registration, no shares of Common Stock shall be issued pursuant to the Restricted Stock Units, and the Company may decide to cancel and forfeit any outstanding Restricted Stock Units if it determines that it is not feasible or practical to complete or maintain a SAFE registration.
Shares Must Remain with Company’s Broker. You agree to hold any shares of Common Stock received upon settlement of the Restricted Stock Units with the broker designated by the Company for this purpose until the shares of Common Stock are sold. The limitation shall apply to all shares of Common Stock issued to you under the Plan, whether or not you remain in service or employment.
Forced Sale of Shares. The Company has the discretion to arrange for the sale of the shares of Common Stock issued upon settlement of the Restricted Stock Units, either immediately upon settlement or at any time thereafter. In any event, if your Continuous Service is terminated, you will be required to sell all shares of Common Stock acquired upon settlement of the Restricted Stock Units within such time period as required by the Company in accordance with SAFE requirements. Any shares of Common Stock remaining in the brokerage account at the end of this period shall be sold by the broker (on your behalf without further consent). You agree to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s broker) to effectuate the sale of shares of Common Stock (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters. You acknowledge that neither the Company nor the broker is under any obligation to arrange for the sale of shares of Common Stock at any particular price and that broker’s fees and similar expenses may be incurred in any such sale. In any event, when the shares of Common Stock are sold, the sale proceeds, less any withholding for any Tax Liability, any broker’s fees or commissions, and any similar expenses of the sale will be remitted to you in accordance with applicable exchange control laws and regulations.
Exchange Control Restrictions. You understand and agree that you will be required to immediately repatriate to China the proceeds from the sale of any shares of Common Stock acquired under the Plan and any cash dividends paid on such shares of Common Stock. You further understand that such repatriation of proceeds may need to be effected through a special bank account established by the Company or the Service Recipient, and you hereby consent and agree that any sale proceeds and cash dividends may be transferred to such special account by the Company or the Service Recipient on your behalf prior to being delivered to you and that no interest shall be paid with respect to funds held in such account.
The proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you understand that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to you in local currency, you acknowledge that the Company and/or the Service Recipient are/is under no obligation to secure any particular exchange conversion rate and that the Company and/or the Service Recipient may face delays in converting the proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the time the net proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by the Company and/or the Service Recipient in the future in order to facilitate compliance with exchange control requirements in China.
Appendix-2

Administration. Neither the Company nor the Service Recipient shall be liable for any costs, fees, lost interest or dividends or other losses that you may incur or suffer resulting from the enforcement of the terms of these Terms and Conditions or otherwise from the Company’s operation of the Plan, the Agreement, the Grant Notice and the Restricted Stock Units in accordance with any Applicable Laws.
NOTIFICATIONS
Exchange Control Information. Chinese residents may be required to report to SAFE all details of their foreign financial assets and liabilities (including shares of Common Stock acquired under the Plan), as well as details of any economic transactions conducted with non-Chinese residents.

HONG KONG
TERMS AND CONDITIONS
Form of Settlement. The following provision supplements Section 6 of the Agreement:
The grant of the RSU Award does not provide any right for you to receive a cash payment and the Restricted Stock Units are payable in shares of Common Stock only.
Restriction on Sale. In the event your Restricted Stock Units vest and shares of Common Stock are issued to you within six months of the Date of Grant, you agree that you will not dispose of any shares of Common Stock acquired prior to the six-month anniversary of the Date of Grant.
NOTIFICATIONS
Securities Law Information. Warning: The RSU Award and the shares of Common Stock issued to you at vesting of the Restricted Stock Units do not constitute a public offer of securities and are available only to Employees, Directors and Consultants of the Company, the Service Recipient and any other Affiliate.
You should be aware that the contents of the Agreement and the Plan are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have they been reviewed by any regulatory authority in Hong Kong. You should exercise caution in relation to participation in the Plan. The RSU Award is intended only for the personal use of each Participant who meets the eligibility requirements under the Plan and may not be distributed to any other person. If you are in any doubt about any of the contents of the Agreement or the Plan, you should obtain independent professional advice.

INDIA
NOTIFICATIONS
Exchange Control Notice. You must repatriate to India any funds/ foreign exchange received pursuant to your participation in the Plan (e.g., proceeds from the sale of Shares and cash dividends) to India within 90 days of receipt. Further, you shall in no case take any action (or refrain from taking any action) that has the effect of: (a) delaying the receipt by you of the whole or part of such foreign exchange; or (b) eliminating the foreign exchange in whole or in part to be receivable by you.
You should obtain evidence of the repatriation of funds in the form of a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your employer requests proof of repatriation. It is your responsibility to comply with applicable exchange control laws in India.
Appendix-3

Foreign Accounts Reporting Information. You are required to declare your foreign bank accounts and any foreign financial assets (including Shares held outside India) in your annual tax return. It is your responsibility to comply with this reporting obligation and you should consult your personal advisor in this regard.
Upon receipt or realization of the foreign exchange in India, including in relation to any dividend payments, you shall surrender the received or realized foreign exchange to a person within a period of 90 days from the date of such receipt or realization, as the case may be.
Filing of Form OPI. CPNG India Private Limited or another appropriate subsidiary or affiliate of the Company (the “Indian Affiliate”) shall file Form OPI on a half yearly basis providing details of the overseas investment, once the Shares are issued to you. Form OPI shall contain the details in relation to the Shares issued during the half-year in which such acquisition of shares or interest is made as of September 30th or March 31st. As per Form OPI, following details will have to be disclosed such as: (i) net amount of restricted stock unit investment held abroad at cost basis at the start of the half year (opening balance), (ii) investments or reinvestments made, (iii) disinvestments made, and (iv) net amount of investments held abroad (closing balance).
Disclosure Requirements. You (Indian resident) should keep the Indian Affiliate informed when you sell any Shares obtained under the Plan (whether while in employment with the Indian Affiliate or not) to enable the Indian Affiliate to fulfil any reporting requirements under any applicable law.
LRS Scheme. You acknowledge that your investments in the Company’s shares is ‘overseas portfolio investment’ and you have to comply with the limits and conditions under the Liberalized Remittance Scheme issued by the Reserve Bank of India (“LRS Scheme”). Currently, resident individuals in India are permitted to remit up to USD 250,000 per financial year under the LRS Scheme, which includes remittances for acquisition of foreign securities, education, family expenses abroad, etc. (“LRS Limit”) and there is no limit on remittances for RSU Awards. This implies that while you are free to remit any amount of funds with regards to RSU Awards, your remittance will first be reckoned against your LRS Limit, i.e., you would be free to remit funds beyond your LRS Limit, but this will exhaust your LRS Limit. You undertake to notify the Indian Affiliate or the respective employer, how much of the LRS Limits you have utilized each financial year and prior to the grant of the benefits under the Plan.
Data Protection Laws. The personal data (if any), including any personal data, provided by the employees shall be provided to the Indian Affiliate for the purpose of administering and implementing the Plan or any actions pursuant to the Plan. You shall expressly consent to sharing your personal data (including any personal data) in compliance with the requirements of the (Indian) Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules, 2011 (“Rules”) enacted under the (Indian) Information Technology Act, 2000.
In the event of a change in the law applicable to data protection in India, you agree to provide all necessary co-operation as may be required by the Indian Affiliate to comply with the terms of applicable laws and the Agreement.
Taxation Requirement. You are liable to report, declare and pay tax on the taxable value of the perquisite received from exercising the RSU Award, in the financial year in which the Common Stock of the Company is allotted to you. The value of the taxable perquisites would have to be determined in accordance with the applicable provisions of the Income-tax Act, 1961. It is your responsibility to comply with the taxation laws in India and you should consult your personal tax advisor in this regard.
The Company or the Service Recipient (as applicable) shall be liable to deduct tax on the value of the perquisite received from exercising the RSU Award, on the day on which the Common Stock of the Company is allotted to you. You hereby authorize the Company or the Service Recipient (as applicable) to satisfy any applicable withholding obligations with regard to the Tax Liability, in accordance with provisions of Section 5 of the Agreement.

Appendix-4

INDONESIA
TERMS AND CONDITIONS
Language Consent and Notification. By accepting the RSU Award, (i) you confirm having read and understood the documents relating to this grant (i.e., the Notice of Grant, the Agreement and the Plan) which were provided in the English language, (ii) you accept the terms of those documents accordingly, and (iii) you agree that you will not challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Persetujuan dan Pemberitahuan Bahasa. Dengan menerima pemberian Unit Saham Terbatas (Restricted Stock Units) ini, Peserta (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian ini (yaitu, Pemberitahuan Pemberian, Perjanjian Penghargaan dan Program) yang disediakan dalam Bahasa Inggris, (ii) Anda menerima syarat dari dokumen-dokumen tersebut, dan (iii) Anda menerima syarat dari dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau Peraturan Presiden pelaksana (ketika diterbitkan).
NOTIFICATIONS
Exchange Control Information. Indonesian residents must provide Bank Indonesia with information on foreign exchange activities (e.g., remittance of proceeds from the sale of shares of Common Stock into Indonesia) via a monthly report submitted online through Bank Indonesia’s website. The report is due no later than the 15th day of the month following the month in which the activity occurred. Bank Indonesia may issue further implementing regulations.
In addition, when proceeds from the sale of shares of Common Stock are remitted into Indonesia, a statistical reporting requirement will apply and the Indonesian bank executing the transaction may request information from you, and you will be obliged to provide such information so that the bank can fulfill this reporting requirement to Bank Indonesia.

JAPAN
NOTIFICATIONS
Exchange Control Information. If you acquire shares of Common Stock valued at more than JPY 100 million in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days after the acquisition of the shares of Common Stock.
Foreign Asset/Account Reporting Information. You are required to report details of any assets held outside Japan as of December 31, including shares of Common Stock, to the extent such assets have a total net fair market value exceeding JPY 50 million. Such report will be due by March 15 each year. You are responsible for complying with this reporting obligation and should consult with your personal tax advisor as to whether you will be required to report the details of the Restricted Stock Units or shares of Common Stock you hold.

Appendix-5

KOREA
NOTIFICATIONS
Foreign Asset/Account Reporting Information. You must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts in June of the following year if the monthly balance of such accounts in the aggregate exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. You should consult with your personal tax advisor to determine your personal reporting obligations.

SINGAPORE
TERMS AND CONDITIONS
Securities Law Information. The RSU Award is granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Restricted Stock Units are subject to section 257 of the SFA and that you will not be able to make any offer or subsequent sale of the shares of Common Stock in Singapore, unless such offer or sale is made (1) after six months from the Date of Grant or (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
NOTIFICATIONS
Director Reporting Information. If you are a director, associate director or shadow director of a Singapore Affiliate, you may be subject to certain notification requirements under the Singapore Companies Act, regardless of whether you are a Singapore resident or employed in Singapore. These requirements include an obligation to notify the Singapore Affiliate in writing of an interest (e.g., Restricted Stock Units, shares of Common Stock) in the Company within two days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Restricted Stock Units vest), or (iii) becoming a director, associate director or shadow director if such an interest exists at that time. If you are the chief executive officer (“CEO”) of a Singapore Affiliate and the above notification requirements are determined to apply to the CEO of a Singapore Affiliate, the above notification requirements also may apply.

TAIWAN
NOTIFICATIONS
Securities Law Information. The offer of participation in the Plan is available only to eligible Employees, Directors and Consultants of the Company, the Service Recipient and any other Affiliate. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. You may remit foreign currency in relation to the shares of Common Stock into Taiwan through an authorized foreign exchange bank in an amount of up to USD 5 million per year.
However, if the transaction amount is TWD 500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form, and other supporting documentation (such as the RSU Award Agreement) to the satisfaction of the remitting bank.

Appendix-6

UNITED KINGDOM
TERMS AND CONDITIONS
Form of Settlement. The following provision supplements Section 6 of the Agreement:
The grant of the RSU Award does not provide any right for you to receive a cash payment and the Restricted Stock Units are payable in shares of Common Stock only.
Responsibility for Taxes. The following provision supplements Section 5 of the Agreement:
Without limitation to Section 5 of the Agreement, you agree that you are liable for all Tax Liability and hereby covenant to pay all such Tax Liability, as and when requested by the Company or, if different, the Service Recipient or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and, if different, the Service Recipient against any Tax Liability that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.
Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the immediately foregoing provision will not apply; instead, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Service Recipient (as appropriate) the amount of any NICs due on this additional benefit.

Appendix-7